Exhibit 5.1

GRAUBARD MILLER
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

November 6, 2020

Chicken Soup for the Soul Entertainment, Inc.
132 E. Putnam Avenue, Floor 2W

Cos Cob, Connecticut 06807

Re:        Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (“Company”), in connection with the preparation of the Registration Statement on Form S-1/A (“Registration Statement”) filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus that forms a part of the Registration Statement (“Prospectus”) relating to (a) the resale by certain securityholders as set forth in the Registration Statement of an aggregate 654,747 Class W Warrants and 180,618 Class Z Warrants (collectively, the “Pre-IPO Warrants”) and the shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) underlying the Pre-IPO Warrants, to the extent that such Pre-IPO Warrants are exercised by the selling securityholders (or their pledgees, assignees, or successors-in-interest) prior to their transfer in a public sale (b) the resale of an aggregate of 11,986 shares of Class A Common Stock (“Warrant Shares”) issued to certain selling stockholders upon exercise of their Class W Warrants prior to the date hereof, (c) the issuance of up to 835,365 shares of Class A Common Stock underlying the Pre-IPO Warrants, to the extent the Pre-IPO Warrants are transferred in a public sale prior to exercise, (d) the resale by Trema, LLC (“Trema”) of 159,432 shares of Class A Common Stock issuable upon conversion of its shares of Class B Common Stock (the “Trema Shares”), and (e) the resale by Cole Investments IX, LLC (“Cole IX,” and, together with the other selling securityholders set forth in the Registration Statement, the “Selling Securityholders”) of 625,000 shares of Class A Common Stock (the “Cole Shares,” and, together with the Pre-IPO Warrants, Warrant Shares, Class A Common Stock, and Trema Shares the “Securities”).

In rendering the opinions set forth below, we have examined (a) the Registration Statement and the exhibits thereto; (b) the Prospectus, (c) the Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”); (d) the Company’s Bylaws (“Bylaws”); (e) certain records of the Company’s corporate proceedings as reflected in its minute books; (f) forms of warrant agreements with respect to the Pre-IPO Warrants, (g) the subscription agreement (“Subscription Agreement”) dated July 23, 2020 between the Company and Cole IX; and (h) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at any time the Pre-IPO Warrants, Cole Shares, Trema Shares, and Class A Common Stock are offered or issued as contemplated by the Registration Statement, (ii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement, (iii) the number of shares of Class A Common Stock to be issued upon exercise of the Pre-IPO Warrants, together with all other shares of Class A Common Stock that are outstanding or reserved for issuance at the time any Pre-IPO Warrant is exercised, shall not exceed the number of shares of Class A Common Stock authorized under the Company’s Certificate of Incorporation, (iv) the issuance and sale of the Securities will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization, or validation of, or filing, recording or registration with, any governmental authority, (v) the Securities shall have been duly recorded, as applicable, and the certificates representing the Securities, if any, shall have been duly authorized, executed, attested, authenticated, and/or countersigned, as applicable, and delivered. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Pre-IPO Warrants constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the applicable qualifications discussed below, (ii) the Class A Common Stock to be issued by the Company upon exercise of the Pre-IPO Warrants has been duly authorized and, when issued in accordance with the Pre-IPO Warrants against payment therefor, will be legally issued, fully paid and nonassessable, (iii) the Warrant Shares are duly authorized, legally issued, fully paid and non-assessable, (iv) the Cole Shares are duly authorized, legally issued, fully paid, and nonassessable, and (v) the Trema Shares are duly authorized, legally issued, fully paid, and nonassessable.

Our opinion that any document constitutes a binding obligation is qualified by reference to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

No opinion is expressed herein other than as to the corporate law of the State of Delaware, the laws of the State of New York, and the federal securities law of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ GRAUBARD MILLER